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                                                                  Exhibit 10.41


                             B-G DEVELOPMENT CORPORATION
                                         AND
                            PACIFIC PHARMACEUTICALS, INC.

                              PLACEMENT AGENCY AGREEMENT


                                                  April 1, 1998

Paramount Capital, Inc.
787 Seventh Avenue, 48th Fl.
New York, New York  10019

Dear Sirs:

          B-G Development Corporation, a Delaware corporation ("BGDC") and Pacific Pharmaceuticals, Inc., a Delaware Corporation ("Pacific" and collectively with BGDC sometimes collectively referred to as the "Companies"), hereby confirms its agreement to retain Paramount Capital, Inc. (the "Placement Agent") on an exclusive basis to introduce the Companies to and to procure subscriptions from certain "accredited investors" (as defined in Regulation D under the Securities Act of 1933, as amended) as prospective purchasers (collectively "Purchasers") of a minimum of 10 Units (the "Minimum Offering") and a maximum of 60 Units (the "Maximum Offering"), with an option in favor of the Placement Agent to offer up to an additional 40 Units to cover over-allotments at a purchase price of $100,000 per Unit, with each "Unit" consisting of 50,000 shares of Series A Convertible Exchangeable Preferred Stock, stated value $2.00 per share (the "Preferred Stock"). Each share of Preferred Stock is convertible at the option of the holder thereof into one share of common stock of BGDC, par value $.001 per share (the "BGDC Common Stock"), initially at a conversion price (the "Conversion Price") equal to $2.00 per share of Preferred Stock. In addition, under certain circumstances more fully described in the Offering Documents (as defined below), the Preferred Stock may be put to Pacific.

          The sale to such Purchasers (the "Offering") will be made through a private placement by the Placement Agent (or its designated selected dealers) on a "best efforts" basis pursuant to the Confidential Term Sheet dated April 22, 1998, and all supplements, amendments and exhibits thereto, all of which constitute an integral part thereof (the "Term Sheet"), separate subscription agreements (the "Subscription Agreements") between the Companies and each purchaser of Units in the Offering and related documents in accordance with
Section 4(2) of the Securities Act of 1933, as amended (the "Act") and Regulation D promulgated thereunder.

          The Term Sheet, the Subscription Agreements, any exhibits to the Term Sheet, the Escrow Agreement, dated April 13, 1998 (the "Escrow Agreement"), the Financial Advisory Agreement (as defined in Section 5(j) below), the Placement Warrants (as defined in Section 4(d) below), the Advisory Warrants (as defined in Section 5(j) below) and this Placement Agency

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Agreement (this "Agreement"), are collectively referred to herein as the
"Offering Documents."

          The Companies, at their sole cost, shall prepare and deliver to the Placement Agent a reasonable number of copies of the Offering Documents in form and substance satisfactory to the Placement Agent.

          Each prospective Purchaser subscribing to purchase Units shall be required to deliver, among other things, a Subscription Agreement, which shall include a Confidential Investor Questionnaire (the "Questionnaire"). The Companies shall make available to each prospective Purchaser, at a reasonable time prior to the purchase of the Units, the opportunity to ask questions of and receive answers from the Companies concerning the terms and conditions of the Offering and the opportunity to obtain additional information necessary to verify the accuracy of the documents delivered in connection with the purchase of the Units to the extent it possesses such information or can acquire it without unreasonable effort or expense. After the prospective Purchasers have had an opportunity to review the Offering Documents, and to address all inquiries to the Companies, separate Subscription Agreements shall be completed by each prospective Purchaser. The Companies, with the consent of the Placement Agent and the Placement Agent, in its sole discretion, shall have the right to reject subscriptions in whole or in part. The Companies shall evidence its acceptance of a subscription by countersigning a copy of the applicable Subscription Agreement and returning the same to the Placement Agent.

          Capitalized terms used in this Agreement, unless otherwise defined herein or unless the context otherwise indicates, shall have the same meanings provided in the Offering Documents.

          1.   APPOINTMENT OF PLACEMENT AGENT.

               (a) The Placement Agent is hereby appointed exclusive placement agent of the Companies (subject to the Placement Agent's right to have Selected Dealers, as defined in Section 1(c) hereof, participate in the Offering) during the Offering period herein specified for the purposes of assisting the Companies in finding qualified subscribers pursuant to the Offering described in the Offering Documents. The Placement Agent shall not be deemed an agent of the Companies for any other purpose. The Offering period shall commence on the day the Offering Documents are first made available to the Placement Agent by the Companies for delivery in connection with the offering for the sale of the Units (the "Commencement Date"). Upon receipt of the Minimum Offering amount, the Placement Agent may conduct a closing (the "Initial Closing Date") and may conduct subsequent closings on an interim basis until the Maximum Offering amount (and any over-allotment) has been reached (the "Final Closing Date"). Each


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such closing may be referred to herein as a "Closing."  If not terminated earlier pursuant to this Agreement, the Offering period shall terminate at 11:59 p.m. New York City Time on the date that is 60 days following the Commencement Date, subject to an extension, at the option of the Placement Agent, for an additional 60 days (the "Termination Date"). Accordingly, the Offering period shall terminate on the Final Closing Date or the Termination Date, as the case may be. If subscriptions for the minimum 10 Units have not been received prior to the end of the Offering Period, then the Offering will be terminated and all funds received from subscribers will be returned with interest and without any deduction.

               (b) Subject to the performance by the Companies of all of their obligations to be performed under this Agreement and to the completeness and accuracy of all representations and warranties of the Companies contained in this Agreement, the Placement Agent hereby accepts such agency and agrees to use its best efforts to assist the Companies in finding qualified subscribers pursuant to the Offering described in the Offering Documents and to keep the Companies or their counsel reasonably well informed of subscriptions received. It is understood that the Placement Agent has no commitment to sell the Units. The Placement Agent's agency hereunder is not terminable by either Company prior to the Termination Date, except as set forth in Section 8(g).

               (c) The Placement Agent may engage other persons, selected by it in its sole discretion, who are members of the National Association of Securities Dealers, Inc., ("NASD") or who are located outside the United States and who have executed a Selected Dealers Agreement (each such person being hereinafter referred to as a "Selected Dealer") and the Placement Agent may allow such persons to receive such part of the compensation and payment of expenses payable to the Placement Agent hereunder as the Placement Agent shall determine in its discretion; provided, however, that any such compensation shall be received pursuant to Section 4(d) hereof.

               (d) Subscriptions for Units shall be evidenced by the execution by qualified subscribers of a Subscription Agreement. No Subscription Agreement shall be effective unless and until it is accepted by the Companies. Until a Closing is held, all subscription funds received shall be held as described in the Escrow Agreement. The Placement Agent shall not have any independent obligation to verify the accuracy or completeness of any information contained in any Subscription Agreement or the authenticity, sufficiency, or validity of any check delivered by any prospective Purchaser in payment for Units nor shall the Placement Agent incur any liability with respect to any such check.

               (e)  COMPANY INSIDERS.   Officers, directors or principal
stockholders


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of each of the Companies may invest in the Offering.  Any such investments will be included in calculating whether the 10 Units have been sold in the Minimum Offering, whether the 60 Units have been sold in the Maximum Offering, and whether the 40 Units have been sold pursuant to the over-allotment option.

               (f)  PLACEMENT AGENT INSIDERS.     Certain affiliates of the
Placement Agent may purchase Units in the Offering. Affiliates of the Placement Agent will invest net of cash commissions and expenses. Accordingly, the Placement Agent will not receive a commission on the Units purchased by its affiliates, and the Companies will receive net proceeds equivalent to the net proceeds received from the purchase of Units by persons not affiliated with the Placement Agent. The aggregate offering price of any such investments will be included in calculating whether the 10 Units have been sold in the Minimum Offering, whether the 60 Units have been sold in the Maximum Offering, and whether the 40 Units have been sold pursuant to the over-allotment option.

               (g)  SUBSCRIPTION CHECKS.     All subscription checks and funds
shall be promptly and directly delivered without offset or deduction to the bank account at the State Street Bank and Trust Company, N.A. (the "Escrow Agent") described in the Escrow Agreement.

          2. REPRESENTATIONS AND WARRANTIES OF THE COMPANIES. The Companies represent, covenant and warrant to the Placement Agent and each Selected Dealer, if any, as follows:

               (a) SECURITIES LAW COMPLIANCE. The Offering Documents, as of their respective dates, do and shall, as of the date of the Term Sheet and each Closing, describe the material aspects of an investment in the Companies and conform in all material respects with the requirements of Section 4(2) of the Act and Regulation D promulgated thereunder and with the requirements of all other published rules and regulations of the Securities and Exchange Commission (the "SEC") currently in effect relating to "private offerings" to "accredited investors" as that term is defined in Regulation D under the Act. The Offering Documents will not, as of the date of the Term Sheet and each Closing, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made with respect to information relating to the Placement Agent that is provided in writing by the Placement Agent to the Companies specifically for inclusion in the Offering Documents. If at any time prior to the completion of the Offering or other termination of this Agreement any event shall occur as a result of which it might become necessary to amend or supplement the Offering Documents so that they do not include any untrue statement of any


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material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading, the Companies will promptly notify the Placement Agent and will supply the Placement Agent (or the prospective Purchasers designated by the Placement Agent) with amendments or supplements correcting such statement or omission. The Companies will also provide the Placement Agent for delivery to all offerees and Purchasers and their representatives, if any, with any information, documents and instruments which the Placement Agent and the Companies' counsel reasonably deem necessary to comply with applicable state and federal law.

          The Companies acknowledge that the Placement Agent (i) has not supplied any information for inclusion in the Offering Documents other than information relating to the Placement Agent furnished in writing to the Companies by the Placement Agent specifically for inclusion in the Offering Documents; (ii) has no obligation to independently verify any of the information in the Offering Documents and (iii) has no responsibility for the accuracy or completeness of the Offering Documents, except for the information relating to the Placement Agent furnished in writing by the Placement Agent to the Companies specifically for inclusion in the Offering Documents.

               (b) ORGANIZATION. BGDC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and lease its properties, to conduct its business as proposed in the Term Sheet, to execute and deliver this Agreement and to carry out the transactions contemplated by this Agreement. Pacific is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and lease its properties, to conduct its business as proposed in the Term Sheet, to execute and deliver this Agreement and to carry out the transactions contemplated by this Agreement. As of the Date of the Term Sheet, the Companies shall be duly qualified to conduct business as a foreign corporation and in good standing in each jurisdiction in which the conduct of its business or ownership or leasing of its properties requires it to be so qualified, except where the failure to be so qualified would not have a material adverse effect on the business, financial condition or prospects of each of the Companies.

               (c) CAPITALIZATION. The authorized, issued and outstanding capital stock of BGDC prior to the consummation of the transactions contemplated hereby is as set forth in the Offering Documents. The authorized, issued and outstanding capital stock of Pacific is as set forth in Exhibit D to the Term Sheet as of the date of the report reflected thereby. All issued and outstanding shares of the Companies are validly issued, fully paid and nonassessable and have not been issued in violation of the preemptive rights of any stockholder of the Companies. The


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Preferred Stock, when issued, shall have the rights, preferences and privileges substantially as set forth in the Certificate of Designations attached as an exhibit to the Term Sheet. All prior sales of securities of the Companies were either registered under the Act and applicable state securities laws or exempt from such registration, and no security holder has any rescission rights with respect thereto. Except as set forth in the Term Sheet, there are no outstanding options, warrants, agreements, convertible securities, preemptive rights or other rights to subscribe for or to purchase any shares of capital stock of either of the Companies. Except as set forth in the Term Sheet and as otherwise required by law, there are no restrictions upon the voting or transfer of any shares of the Companies' respective capital stock pursuant to each Companies' Certificate of Incorporation, By-Laws or other governing documents or any agreement or other instruments to which either of the Companies is a party or by which either of the Companies is bound.

               (d) WARRANTS, PREEMPTIVE RIGHTS, ETC. Except as set forth in or contemplated by the Term Sheet or any amendments thereto, there are not now, nor will there be immediately after any Closing, any outstanding warrants, options, agreements, convertible securities, rights of first refusal, rights of first offer, preemptive rights or other rights to subscribe for or to purchase or other commitments pursuant to which either Company is, or may become, obligated to issue any shares of its capital stock or other securities of either Company and this Offering will not cause any anti-dilution adjustments to such securities or commitments except as reflected in the Term Sheet. There is not now, nor will there be immediately after any Closing, a requirement for any anti-dilution adjustments to any outstanding warrants, options, agreements, convertible securities, rights of first refusal, rights of first offer, preemptive rights or other rights to subscribe for or to purchase or other commitments of Pacific, due to the existence of the Exchange Right (as defined below) providing for the potential future issuance of shares of Pacific Common Stock (as defined below).

               (e) SUBSIDIARIES AND INVESTMENTS. Other than as disclosed in the Term Sheet, neither of the Companies own, directly or indirectly, capital stock or other equity ownership or proprietary interests in any other corporation, association, trust, partnership, joint venture or other entity.

               (f) FINANCIAL STATEMENTS. The financial information of BGDC, if any, contained in the Offering Documents is accurate in all material respects. Pacific's financial statements as set forth in the exhibits to the Term Sheet have been prepared in conformity with generally accepted accounting principles consistently applied and show all material liabilities, absolute or contingent, of Pacific required to be recorded thereon and present fairly the financial position and results of operations of Pacific on the dates and for the periods indicated.


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               (g)  ABSENCE OF CHANGES.  From the date of the Term Sheet, except as has been or will be reflected in the Term Sheet prior to any Closing, neither of the Companies has incurred any liabilities or obligations, direct or contingent, other than those in the ordinary course of business, nor has either of the Companies entered into any transaction that were not in the ordinary course of business, which are material to the business of either of the Companies, and there has been no change in the capital stock of, or any incurrence of long-term debt by, either of the Companies, or any issuance of options, warrants or other rights to purchase the capital stock of either of the Companies, or any adverse change or any development involving a prospective adverse change in the condition (financial or otherwise), net worth, results of operations, business, key personnel or properties which would be material to the business or financial condition of either the Companies, and neither of the Companies have become a party to, and neither the business nor the property of either of the Companies has become the subject of, any material litigation whether or not in the ordinary course of business.

               (h) TITLE. Each of the Companies has good and marketable title to all tangible properties and assets owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are not materially significant or important in relation to each of the Companies' respective businesses. Except as has been or will be reflected in the Term Sheet prior to each Closing, all of the material leases and subleases under which either of the Companies is a lessor or sublessor of properties or assets or under which either of the Companies holds properties or assets as lessee or sublessee are in full force and effect, and neither of the Companies is in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no claim has been asserted by anyone adverse to rights of the Companies as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Companies to continued possession of the leased or subleased premises or assets under any such lease or sublease. Each of the Companies owns or leases all such tangible properties as are necessary to its operations as now conducted and proposed to be conducted and except to the extent described in the Term Sheet, neither of the Companies presently anticipates the need for any capital expenditures.

               (i) PROPRIETARY RIGHTS. To the best of each of the Companies' respective knowledge, except as has been or will be reflected in the Term Sheet prior to each Closing, each of the Companies owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, trade names, corporate names, copyrights, trade secrets, licenses, inventions, formulations, technology and know-how and other intangible property used or proposed to be used in the conduct of its business as described in or contemplated by the Term Sheet (the "Proprietary Rights"). To the best of each of the Companies' respective knowledge, except as has been, or will be, reflected in the Term Sheet prior to each Closing, each of the

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Companies or the entities from whom the Companies have acquired rights has taken all necessary action to protect each of the Companies' respective Proprietary Rights. Except as set forth in the Term Sheet or otherwise disclosed to the Placement Agent, neither of the Companies has received any notice of, and there are no facts known to the Companies that indicate the existence of (i) any infringement or misappropriation by any third party of any of the Proprietary Rights or (ii) any claim by a third party contesting the validity of any of the Proprietary Rights. Neither of the Companies has received any notice of any infringement, misappropriation or violation by either of the Companies or any of their respective employees of any Proprietary Rights of third parties, and, to the best of each of each of the Companies' respective knowledge, neither of the Companies nor any of their employees has infringed, misappropriated or otherwise violated any Proprietary Rights of any third parties. To the best of each of the Companies' respective knowledge, no infringement, illicit copying, misappropriation or violation of any intellectual property rights of any third party has occurred or will occur with respect to any products currently being sold by the Companies or with respect to any products currently under development by either of the Companies or with respect to the conduct of the Companies' respective businesses as currently contemplated. Except as described in the Term Sheet, neither of the Companies is aware that any of its employees are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of the employee's best efforts to promote the interests of the Companies or that would conflict with the Companies' respective businesses as presently conducted or as proposed to be conducted. To the best of the Companies' knowledge, neither the execution nor delivery of this Agreement, nor the carrying on of the Companies' respective businesses by the employees of either of the Companies, nor the conduct of the Companies' respective businesses, as presently conducted or as proposed to be conducted with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. In addition, all employees are or shall be required to assign Proprietary Rights developed by any of them in connection with their employment to either BGDC or Pacific, as appropriate.

               (j) LITIGATION. Except as set forth in the Term Sheet, there is no material action, suit, claim or proceeding at law or in equity, or to each of the Companies' respective knowledge, investigation or customer complaint, by or before any arbitrator, governmental instrumentality or other agency now pending or, to the knowledge of the respective Companies, threatened against either of the Companies (or basis therefor known to the either of Companies which the Companies believe may result in the foregoing) the adverse outcome of which could reasonably be expected to have a material adverse effect on the Companies' respective businesses, prospects or financial condition. Neither of the Companies is subject to any judgment, order, writ, injunction or decree of any Federal, state, municipal or other


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governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which would materially adversely affect the Companies' respective businesses, prospects or financial condition.

               (k) NON-DEFAULTS, NON-CONTRAVENTION. Neither of the Companies is in violation of or default under, nor will the execution or delivery or performance of this Agreement and any of the Offering Documents, and consummation of the transactions contemplated herein or therein, result in a violation of, or constitute a default in the performance or observance of, any obligation (i) under its Certificate of Incorporation, as amended, or its By-laws, or any indenture, mortgage, contract, material purchase order or other agreement or instrument to which either of the Companies is a party or by which it or its property is bound or affected, or (ii) with respect to any material order, writ, injunction or decree of any court of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and there is no existing condition, event or act which constitutes, nor which after notice, the lapse of time or both, could constitute a default under any of the foregoing, which in either case (except in respect of the execution and delivery and performance of this Agreement) would have a material adverse effect on the business, financial condition or prospects of each of the Companies.

               (l) TAXES. The Companies have each filed all Federal, state, local and foreign tax returns that are required to be filed by each and all such returns are true and correct in all respects. Each of the Companies has paid all taxes pursuant to such returns or pursuant to any assessments received by it or which it is obligated to withhold from amounts owing to any employee, creditor or third party. The Companies have properly accrued all taxes required to be accrued. The tax returns of each of the Companies have never been audited by any state, local or Federal authorities. Neither of the Companies has waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to any tax assessment or deficiency.

               (m) COMPLIANCE WITH LAWS, LICENSES, ETC. Neither of the Companies has received notice of any violation of, or non-compliance with, any Federal, state, local or foreign, laws, ordinances, regulations and orders applicable to its business, the violation of, or noncompliance with which, could reasonably be expected to have a material adverse effect on the business, operations or financial condition of each of the Companies. Each of the Companies has all governmental licenses and permits and other governmental certificates, authorizations and permits and approvals (collectively, "Licenses") required by every Federal, state and local government or regulatory body for the operation of its business as currently conducted and the use of its properties, except where the failure to be licensed would not have a material adverse effect


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on the business, operations, financial condition, or prospects of it.  Each of the Companies' respective Licenses are in full force and effect and no violations are or have been recorded in respect of any License and no proceeding is pending or, to the best knowledge of the each of the Companies, threatened to revoke or limit any License.

               (n) AUTHORIZATION OF DOCUMENTS AND UNITS. Each of the Offering Documents has been, or prior to any Closing will be, duly and validly authorized, executed and delivered by the Companies and the execution, delivery and performance by the Companies of the Offering Documents, has been duly authorized by all requisite corporate action on the part of each of the Companies and when delivered constitute, or will constitute, the legal, valid and binding obligations of each of the Companies, enforceable in accordance with their respective terms, subject to the availability and enforceability of equitable remedies and to applicable bankruptcy and other laws relating to the rights of creditors generally and except as the enforcement of the rights to indemnification and contribution hereunder and under any other Offering Documents may be limited by federal or state securities laws or public policy. BGDC has full corporate power and lawful authority to authorize, issue and sell the Units and the Preferred Stock underlying the Units to be sold to the Purchasers. Pacific has full corporate power and authority to provide the Purchasers with the Initial Exchange Right and the Exchange Right (each as defined in the Subscription Agreement) and Pacific's performance of such obligation does not constitute a fraudulent transfer or fraudulent conveyance under Federal or state law. No consent is required by either of the Companies from stockholders or any third party to perform any of their respective obligations under this Agreement or any of the Offering Documents


               (o) EXEMPTION FROM REGISTRATION. Assuming (i) the accuracy of the information provided by the respective Purchasers in the Subscription Agreements, (ii) the timely filing of a Form D by the Companies and (iii) the accuracy of the representations and warranties of the Placement Agent contained herein, the offer and sale of the Units and the granting of the Placement Warrants and Advisory Warrants (as hereinafter defined) pursuant to the terms of this Agreement are exempt from the registration requirements of the Act and the rules and regulations promulgated thereunder (the "Regulations"). The Companies are not disqualified from the exemption under Regulation D by virtue of the disqualifications contained in Rule 505(b)(2)(iii) or Rule 507 promulgated thereunder. There exists no fact or set of facts which may cause the Offering to be integrated with any other offering of either of the Companies' securities nor which would cause this Offering to lose its exemption under Regulation D.

               (p) REGISTRATION RIGHTS. Except as set forth in the Term Sheet or in Article V of the Subscription Agreement, no person has any right to cause either of the Companies to effect the registration under the Act of any of securities of either of the Companies.


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               (q)  BROKERS.  Neither the Companies nor any of their respective officers, directors, employees or stockholders has employed any broker or finder in connection with the transactions contemplated by this Agreement other than the Placement Agent.

               (r) TITLE TO UNITS. When certificates representing the Preferred Stock shall have been duly delivered to the Purchasers and payment shall have been made for the Units, the several Purchasers shall have good and valid title to the Preferred Stock, and upon conversion of such Preferred Stock, will have good and valid title to the Common Stock issuable upon such conversion (the "Conversion Shares"), in each case, free and clear of all liens, encumbrances and claims and adverse claims with the exception of claims arising from the acts of the Purchasers themselves, whatsoever (except as arising from applicable Federal and state securities laws), and BGDC shall have paid all taxes, if any, in respect of the original issuance thereof. Upon exercise by a Purchaser of the Initial Exchange Right or the Exchange Right (each as defined in the Term Sheet), as applicable, if payment thereof is made by Pacific through the issuance of shares of common stock of Pacific, par value $.02 per share ("Pacific Common Stock"), each such Purchaser will have good and valid title to the Pacific Common Stock issuable upon such exercise (the "Exchange Shares"), in each case, free and clear of all liens, encumbrances and claims and adverse claims with the exception of claims arising from the acts of the Purchasers themselves, whatsoever (except as arising from applicable Federal and state securities laws), and Pacific shall have paid all taxes, if any, in respect of the original issuance thereof. When certificates representing the Placement and Advisory Warrants shall have been duly delivered to the Placement Agent and payment shall have been made for the Placement and Advisory Warrants, the Placement Agent or its designees shall have good and valid title to the Placement and Advisory Warrants, and upon exercise of such Placement or Advisory Warrants, in accordance with their respective terms, will have good and valid title to the Preferred Stock issuable upon such exercise, and upon conversion of the Preferred Stock issuable upon exercise of such Placement and Advisory Warrants, will have good and valid title to the Common Stock into which such Preferred Stock is converted, in each case, free and clear of all liens, encumbrances and adverse claims with the exception of claims arising from the acts of the Purchasers themselves, whatsoever (except as arising from applicable Federal and state securities laws), and BGDC shall have paid all taxes, if any, in respect of the original issuance thereof. The Preferred Stock issuable upon exercise of the Placement and Advisory Warrants, will be entitled to the Initial Exchange Right and/or the Exchange Right and upon exercise of either the Initial Exchange Right or the Exchange Right, as applicable, the holders of the Placement and Advisory Warrants shall have good and valid title to the Exchange Shares issuable upon such exercise, in each case, free and clear of all liens, encumbrances and adverse claims with the exception of claims arising from the acts of the Purchasers themselves, whatsoever (except as arising from applicable Federal and state securities laws), and Pacific shall have paid all taxes, if any, in respect of the original issuance thereof.


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               (s)  ACCURACY OF REPORTS.  All material reports required to be filed by Pacific within the two years prior to the date of this Agreement under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), have been duly filed with the SEC, complied at the time of filing in all material respects with the requirements of their respective forms and, except to the extent updated or superseded by the Term Sheet or any subsequently filed report, were complete and correct in all material respects as of the dates at which the information was furnished, and contained (as of such dates) no untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

          3. REPRESENTATIONS AND WARRANTIES OF PLACEMENT AGENT. The Placement Agent represents and warrants as follows:

               (a) The Placement Agent is duly organized, validly existing and in good standing as a corporation under the laws of the State of New York with full power and authority to enter into and perform this Agreement.

               (b) In offering the Units, the Placement Agent shall deliver (or direct the Companies to deliver) to each prospective purchaser, prior to the Companies' acceptance of any subscription from such prospective purchaser, the appropriate Offering Documents. The Placement Agent will not engage in a general solicitation or employ general advertising in connection with the Offering.

               (c) The Placement Agent shall use its reasonable efforts to conduct the Offering in material compliance with applicable federal and state securities laws so as to preserve the exemption provided in Section 4(2) and Regulation D of the Act and any applicable rules or regulations promulgated thereunder or under such state securities laws or regulations. The Placement Agent shall use reasonable efforts to make offers only to persons with whom the Placement Agent has reasonable grounds to believe are "accredited investors" (as defined in Regulation D under the Act). The final acceptance of any subscription shall be made only after each of the Companies has reviewed the Subscription Agreement and agreed to such final acceptance and determination as to the status of such subscriber which shall remain solely the responsibility of the Companies.

               (d) The Placement Agent is, and at each Closing will be, (i) a securities broker-dealer registered with the SEC and any jurisdiction where broker-dealer registration is required in order for the Companies to sell the Units in such jurisdiction and (ii) a member in good standing of the NASD.

          4.   CLOSING; PLACEMENT AND FEES.

               (a) CLOSING. Provided that the Placement Agent has received subscriptions for the Minimum Offering amount, the Placement Agent may conduct, in its sole discretion, Closings (the date of each a "Closing Date") at the offices of the Placement Agent, located at 787 Seventh Avenue, New York, New York, until the Final Closing Date. On each Closing Date, payment for the Units issued and sold by the Companies shall be made to the Companies in immediately available funds against delivery of certificates evidencing the Preferred Stock comprising such Units.

               (b) CONDITIONS TO PLACEMENT AGENT'S OBLIGATIONS. The obligations of the Placement Agent hereunder are subject to the accuracy of the representations and warranties of each of the Companies herein contained as of the date hereof and as of each Closing Date, to the performance by each of the Companies of their obligations hereunder and to the following additional conditions:

               (i) DUE QUALIFICATION OR EXEMPTION. (A) The Offering contemplated by this Agreement shall become qualified or be exempt from qualification under the securities laws of the several states pursuant to paragraph 4(c) below not later than the Closing Date, subject to any filings to be made thereafter and (B) at the applicable Closing Date no stop order suspending the sale of the Units shall have been issued, and no proceeding for that purpose shall have been initiated or threatened;

               (ii) NO MATERIAL MISSTATEMENTS. Neither the Blue Sky qualification materials, the Offering Documents, nor any attachment or supplement thereto, will contain an untrue statement of a fact, which in the opinion of the Placement Agent, is material, or omit to state a fact, which, in the opinion of the Placement Agent, is material and is required to be stated therein, or is, in the opinion of the Placement Agent, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                (iii) COMPLIANCE WITH AGREEMENTS. Each of the Companies shall have complied with all agreements and satisfied all conditions on their respective parts to be performed or satisfied hereunder and under the Subscription Agreements at or prior to each Closing;

                 (iv) CORPORATE ACTION. Each of the Companies shall have taken all corporate action necessary in order to permit the valid execution, delivery and performance of the Offering Documents by the Companies, including, without limitation, obtaining the approval of the Companies' respective boards of directors, for the execution and delivery of the Offering Documents, the performance by each of the Companies of their obligations hereunder and the Offering contemplated hereby;

                  (v) OPINION OF COUNSEL TO THE COMPANIES. The Placement Agent shall receive the opinion of counsel to the Companies (stating that each of the Purchasers may rely thereon as though addressed directly to such Purchaser), dated as of each Closing Date, substantially to the effect that:


                         (A)  each of the Companies is duly incorporated and
validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority necessary to own or hold its properties and conduct its business as described in the Term Sheet and Pacific is duly qualified or licensed to do business as a foreign corporation and is in good standing in the State of California and each of the Companies is duly qualified in each jurisdiction in which the nature of the business conducted, or as proposed to be conducted in the Term Sheet, by it or the properties owned, leased or operated by it, makes such qualification or licensing necessary and where the failure to be so qualified or licensed would have a material adverse effect upon such Company. To such counsel's best knowledge, except as set forth in the Term Sheet or otherwise disclosed in filings made by Pacific with the SEC, neither Company has any subsidiaries and neither Company owns, directly or indirectly, any capital stock or other equity ownership or proprietary interests in any other corporation, association, trust, partnership, joint venture or other entity;

                         (B)  the execution, delivery and performance of each of
the Offering Documents to which either Company is a signatory, and the issuance of (I) the Units, the Preferred Stock comprising the Units, the Placement Warrants, the Advisory Warrants, (II) the Preferred Stock issuable upon exercise of the Placement and Advisory Warrants, (III) the Conversion Shares (including the Conversion Shares underlying the Preferred Stock issuable upon exercise of the Placement and Advisory Warrants), (IV) the Initial Exchange Shares and/or Exchange Shares (including the Initial Exchange Shares and/or the Exchange Shares issuable upon exchange of the Preferred Stock underlying the Placement and Advisory Warrants), have been duly authorized by all necessary corporate action on the part of Pacific and no stockholder approval is required for the issuance of the Initial Exchange Shares or the Exchange Shares. Each of the Offering Documents to which either of the Companies is a signatory has been duly executed and delivered by such Companies and constitutes a legal, valid and binding obligation of such Company enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, receivership or other laws of general application relating to or affecting generally the enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law.

                         (C)  the authorized, issued and outstanding capital
stock of each of the Companies as of the date hereof (before giving effect to the transactions contemplated by this Agreement) is as set forth in the Term Sheet. To the best knowledge of such counsel, there are no outstanding warrants, options, agreements, convertible securities, preemptive rights or other commitments pursuant to which either of the Companies is, or may become, obligated to issue any shares of its capital stock or other securities other than as set forth in the Term Sheet. All of the issued shares of capital stock of each of the Companies have been duly and validly authorized and issued, are fully paid and nonassessable and have not been issued in violation of the preemptive rights of any security holder;

                         (D)  assuming (x) the accuracy of the information
provided by the Purchasers in the Subscription Documents and (y) the timely filing with the SEC and any applicable state securities authority of a Form D and amendments thereto containing accurate and complete information, the issuance and sale of the Units is exempt from registration under the Securities Act and Rule 506 of Regulation D promulgated thereunder and is not subject to integration with any prior or current offering of the Companies's securities;

                         (E)  neither the execution and delivery of the Offering
Documents nor compliance with the terms hereof or thereof, nor the consummation of the transactions herein or therein contemplated, has, nor will, conflict with, result in a breach of, or constitute a default under the Certificate of Incorporation or By-laws of either of the Companies, or any material contract, instrument or document known to such counsel to which either of the Companies is a party, or by which it or any of its properties is bound or, to the best knowledge of such counsel, after due inquiry, violate any applicable order or decree of any governmental agency or court having jurisdiction over either the Companies or any of its properties or business;

                         (F)  except as disclosed in the Term Sheet, to such
counsel's best knowledge, there are no claims, actions, suits, investigations or proceedings before or by any arbitrator, court, governmental authority or instrumentality pending or threatened against either of the Companies which could, if adversely determined, materially and adversely affect the business, properties or financial condition of either of the Companies, the transactions or other acts contemplated by the Offering Documents or the validity or enforceability of the Offering Documents. Except as disclosed in the Term Sheet, to such counsel's knowledge, neither of the Companies is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality naming such Company;

                         (G)  upon the issuance of the Units, the Preferred
Stock (including the shares of Preferred Stock issuable upon exercise of the Placement and Advisory Warrants), the Placement and Advisory Warrants, the Conversion Shares (including the Conversion Shares underlying the Preferred Stock issuable upon exercise of Placement and Advisory Warrants) and the Exchange Shares (including the Exchange Shares underlying the Preferred Stock issuable upon exercise of Placement and Advisory Warrants), each of the Purchasers or the Placement Agent and its designees, as the case may be, shall acquire such securities, free and clear of all pledges, liens, claims, encumbrances, preemptive rights, rights of first offer or right of first refusal and restrictions known to such counsel after due inquiry, and imposed by or through each of the Companies, except for the transfer restrictions set forth in the Subscription Agreements and any action taken to encumber such securities by the holders thereof;

                         (H)  the Placement Warrants and the Advisory Warrants,
when issued in accordance with the terms of this Agreement and/or the Subscription Agreement, as applicable, for the consideration expressed therein, will have been validly issued and will constitute legal, valid and binding obligations of the Companies enforceable against the Companies in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating or affecting generally the enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable. The Units and the Preferred Stock to be issued as of the date of such opinion, when issued in accordance with the terms of this Agreement and the Subscription Agreement for the consideration expressed therein, will have been validly issued and such Preferred Stock will be fully paid and nonassessable. The Preferred Stock issuable upon exercise of the Placement and Advisory Warrants, when issued in accordance with the terms thereof for the consideration expressed therein, will have been duly issued; such Preferred Stock will be fully paid and nonassessable and will constitute legal, valid and binding obligations of the Companies enforceable against the Companies in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating or affecting generally the enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable and shall be entitled to the rights, preferences and privileges as set forth in the Certificate of Designations and Article VI of the Subscription Agreement. The Conversion Shares (including the Conversion Shares underlying the Preferred Stock issuable upon exercise of the Placement and Advisory Warrants), have been duly authorized and reserved for issuance and, when issued in accordance with the terms of the Preferred Stock, will have been validly issued and will be fully paid and nonassessable.

                         (I)   each of the Companies' respective By-laws and/or
Certificate of Incorporation, as in effect as of the date of such opinion, contain provisions indemnifying all directors against liability and absolving all directors from liability to the Companies and its stockholders to the maximum extent permitted under the laws of the State of Delaware;

                         (J)  the issuance of shares of Pacific Common Stock (as
defined below) in satisfaction of the Exchange Right (as defined below) will not cause any anti-dilution adjustments to any outstanding warrants, options, agreements, convertible securities, rights of first refusal, rights of first offer, preemptive rights or other rights to subscribe for or to purchase or other commitments of Pacific.

                         Such counsel shall state that, in opining on any matter
stated to be subject to the knowledge of such counsel, such counsel has made appropriate inquiries of officers of each of the Companies with respect to the subject matter of such opinion and has reviewed all documents the existence of which is disclosed by such inquiries or of which such counsel otherwise is aware of as a result of its representation of the Companies.

                         In addition, such counsel shall state that in course of
the preparation of the Offering Documents, which involved, among other things, discussions and inquiries concerning the various legal matters and the review of certain corporate records, documents and proceedings, counsel participated in conferences with certain officers and other representatives of each of the Companies and the Placement Agent during which the contents of the Offering Documents and related matters were discussed. Such counsel shall advise the Placement Agent in the form of an opinion of counsel that such counsel has no reason to believe that as of each Closing Date, the Term Sheet or any document incorporated by reference therein contained any untrue statement of a material fact relating to either of the Companies or omitted to state a material fact relating to either of the Companies required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

                 (vi) OPINION OF PATENT COUNSEL. If requested by the Placement Agent, the Placement Agent shall receive the opinion of patent counsel to the Companies (which counsel shall be satisfactory to the Placement Agent), dated the Closing Date in the form and substance satisfactory to counsel for the Placement Agent;

                (vii) OFFICER'S CERTIFICATE. The Placement Agent shall receive an Officer's Certificate substantially in the form of Exhibit A hereto, signed by the appropriate parties of each of BGDC and Pacific and dated as of each Closing Date. These certificates shall state, among other things, that the representations and warranties contained in Section 2 hereof are true and accurate in all material respects at such Closing Date with the same effect as though expressly made at such Closing Date;

               (viii) ESCROW AGREEMENT. The Placement Agent shall receive a copy of a duly executed Escrow Agreement with the Escrow Agent dated April 13, 1998; and

                 (ix) TRANSMITTAL LETTERS. The Placement Agent shall receive copies of all letters from the Companies to the Purchasers transmitting the Preferred Stock and shall receive a letter from the Companies confirming transmittal of the securities to the Purchasers.

               (c) BLUE SKY. A summary blue sky survey, at the sole cost of the Companies (including, without limitation, the legal fees and disbursements in connection therewith), shall be prepared by counsel to the Placement Agent stating the extent to which and the conditions upon which offers and sales of the Units may be made in certain jurisdictions. It is understood that such survey may be based on or rely upon (i) the representations of each Purchaser set forth in the Subscription Agreement delivered by such Purchaser, (ii) the representations, warranties and agreements of each of the Companies set forth in
Section 2 of this Agreement, (iii) the representations and warranties of the Placement Agent, and (iv) the representations of each of the Companies set forth in the certificate to be delivered at each Closing pursuant to paragraph (viii) of Section 4(b).

               (d) PLACEMENT FEES AND EXPENSES. Simultaneously with payment for, and delivery of, the Units at each Closing as provided in paragraph 4(a) above, the Companies shall at such Closing pay to the Placement Agent (i) a commission (the "Cash Commission") equal to 9% of the gross proceeds from the sale of the Units and (ii) a non-accountable expense allowance (the "Expense Allowance") equal to 4% of the gross proceeds from the sale of the Units. The Companies shall also pay all expenses in connection with the qualification of the Units under the securities or Blue Sky laws of the states which the Placement Agent shall designate. In addition, upon each Closing of the sale of the Units being offered, the Companies will sell to the Placement Agent and/or its designees warrants (the "Placement Warrants") to acquire a number of newly issued Units equal to 10% of the Units issued in the Offering, for $.001 per warrant, exercisable for a period of 10 years commencing six months after the Final Closing Date at an exercise price equal to 110% of the initial offering price of the Units. The Preferred Stock underlying the Placement Warrants shall be entitled to (A) the rights, preferences and privileges set forth in the Certificate of Designation attached to the Term Sheet as Exhibit B, (B) the rights set forth in Article VI of the Subscription Agreement and shall accrue dividends from the date of initial issuance of the Preferred Stock regardless of the date on which the Placement Warrants are exercised. In addition, the Conversion Shares issuable upon conversion of the Preferred Stock underlying the Placement Warrants shall be entitled to the registration rights as described in
Article V of the Subscription Agreement. The securities underlying the Placement Warrants shall not be subject to redemption by BGDC nor shall they be callable or mandatorily convertible by BGDC. The Placement Warrants shall not be transferred, sold, assigned or hypothecated for a period of six months; provided, however, that the Placement Agent may assign in whole or in part during such period to any NASD member participating in the Offering, any officer or employee of the Placement Agent, or any such NASD member. The Placement Warrants shall contain a cashless exercise feature, a promissory note exercise feature and antidilution provisions.

                    (ii) The Companies shall pay to the Placement Agent with respect to any investment by any Purchasers introduced to either of the Companies by the Placement Agent ("Covered Investors") for any purchase of securities by such Covered Investor from either of the Companies during the 12 months following the Final Closing Date of the Offering: (A) a cash commission equal to 9% of the aggregate amount of any such investment; (B) a non-accountable expense allowance equal to 4% of the aggregate amount of any such investment; and (C) warrants to acquire a number of securities of even class with the securities purchased by any such Covered Investor equal to 10% of the number of securities purchased by such Covered Investor.

               (e) NO ADVERSE CHANGES. There shall not have occurred, at any time prior to each Closing (i) any domestic or international event, act or other similar occurrence which has disrupted, or in the Placement Agent's determination, will materially disrupt, the securities markets; (ii) a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers Automated Quotation System ("NASDAQ") National Market, the NASDAQ SmallCap Market, or on the OTC Bulletin Board; (iii) any outbreak of major hostilities or other national or international calamity not having a material effect on the performance of this Agreement; (iv) any banking moratorium declared by a state or federal authority; (v) any moratorium declared in foreign exchange trading by major international banks or other persons; (vi) any material interruption in the mail service or other means of communication within the United States;
(vii) any materially adverse change in the business, properties, assets, results of operations, prospects or financial condition of either of the Companies; or
(viii) any change in the market for securities in general or in political, financial, or economic conditions which, in the Placement Agent's reasonable judgment, makes it inadvisable to proceed with the offering, sale, and delivery of the Units.

          5.   COVENANTS OF THE COMPANIES.

               (a) USE OF PROCEEDS. The net proceeds of the Offering shall be used by each of the Companies substantially as set forth in the Term Sheet. Except as set forth in the Term Sheet, neither of the Companies shall use any proceeds from the Offering to repay any indebtedness (other than capital lease obligations), including but not limited to any indebtedness to current executive officers or principal stockholders of either of the Companies, but excluding accounts payable to non-affiliates incurred in the ordinary course of business.

               (b) EXPENSES OF OFFERING. BGDC shall be responsible for and shall bear all expenses incurred in connection with the proposed Offering, including but not limited to, the costs of preparing and duplicating the Term Sheet and all exhibits thereto; the costs of preparing, printing and filing with the SEC any registration statement described in Article V of the Subscription Agreement (a "BGDC Registration Statement") and any amendments, post-effective amendments and supplements thereto; preparing, duplicating and delivering exhibits thereto and copies of the preliminary, final and supplemental prospectus; preparing, duplicating and delivering (including by facsimile) all selling documents, including but not limited to the Term Sheet, the Placement Agency Agreement, Subscription Agreements, blue sky memorandum and stock certificates; blue sky fees, filing fees and legal fees and disbursements of the Placement Agent's counsel in connection with blue sky matters; fees and disbursements of the transfer; the cost of a total of two sets of bound closing volumes for the Placement Agent and its counsel; and the cost of three tombstone advertisements, at least one of which shall appear in a national business newspaper and one of which shall appear in a major New York newspaper (or, at the option of the Placement Agent, 40 lucite deal mementos) (collectively, the "Companies Expenses"). Pacific shall be responsible for and shall bear all expenses incurred in connection preparing, printing and filing with the SEC any registration statement for the Exchange Shares described in Article V of the Subscription Agreement (a "Pacific Registration Statement") and any amendments, post-effective amendments and supplements thereto; preparing, duplicating and delivering exhibits thereto and copies of the preliminary, final and supplemental prospectus. The Companies agrees to use a printer designated by the Placement Agent and which is reasonably acceptable to the Companies. BGDC shall pay to the Placement Agent a non-accountable expense allowance equal to 4% of the gross proceeds from the sale of Units to cover the cost of the Placement Agent's mailing, telephone, telecopy, travel, due diligence meetings and other similar expenses including legal fees of the Placement Agent's counsel (other than legal fees in connection with blue sky matters as to which fees BGDC shall be responsible and any items designated above as Companies Expenses). If the proposed financing is not completed for any reason, then the Companies shall be responsible for and shall reimburse the Placement Agent a fee equal to $100,000 in addition to all reasonable costs incurred in connection with the preparation of the Offering Documents (including, without limitation, attorney's fees, expenses and disbursements).

               (c) NOTIFICATION. The Companies shall notify the Placement Agent immediately, and in writing, (i) when any event shall have occurred during the period commencing on the date hereof and ending on the Final Closing Date as a result of which the Offering Documents would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and (ii) of the receipt of any notification with respect to the modification, rescission, withdrawal or suspension of the qualification or registration of the Units, or of any exemption from such registration or qualification, in any jurisdiction. The Companies will use their best efforts to prevent the issuance of any such modification, rescission, withdrawal or suspension and, if any such modification, rescission, withdrawal or suspension is issued and the Placement Agent so requests, to obtain the lifting thereof as promptly as possible.



               (d) BLUE SKY. The Companies shall use their best efforts to qualify the Units for offering and sale under exemptions from qualification or registration requirements under the securities or "blue sky" laws of such jurisdictions as the Placement Agent may reasonably request; provided however, that neither of the Companies will be obligated to qualify as a dealer in securities in any jurisdiction in which it is not so qualified. The Companies will not consummate any sale of Units in any jurisdiction in which both Companies are not so qualified or in any manner in which such sale may not be lawfully made.

               (e) REGISTRATION STATEMENT FILING. (i) BGDC agrees that if, at any time, and from time to time, after the earlier of (A) the initial public offering of BGDC Common Stock (the "IPO") and (B) the first date (the "Trading Date") on which BGDC Common Stock (or securities received in exchange for BGDC Common Stock) trades on a national securities exchange or on the National Association of Securities Dealers, Inc. Automated Quotation System (collectively "NASDAQ") (a "Trading Event"), and ending on the date that is five years from the Final Closing Date, the Board of Directors of BGDC shall authorize the filing of a registration statement (a "BGDC Registration Statement") under the Securities Act (other than the initial public offering of the BGDC Common Stock, or other than a registration statement on Form S-8, Form S-4 or any other form that does not include substantially the same information as would be required in a form for the general registration of securities) in connection with the proposed offer of any of its securities by it or any of its stockholders, BGDC will (1) promptly notify each holder of Preferred Stock that such registration statement will be filed and that the Conversion Shares then held by such holder of Preferred Stock will be included in such registration statement at such holder's request, (2) cause such BGDC Registration Statement to cover all of such Conversion Shares owned by the holder requesting inclusion, (3) use its reasonable best efforts to cause such BGDC Registration Statement to become effective as soon as practicable and (4) take all other action necessary under any Federal or state law or regulation of any governmental authority to permit all such Conversion Shares owned by the Purchaser to be sold or otherwise disposed of, and will maintain such compliance with each such Federal and state law and regulation of any governmental authority for the period necessary for the Purchaser to effect the proposed sale or other disposition.

                         (x)  Notwithstanding the foregoing, BGDC may at any
time, abandon or delay any BGDC Registration Statement commenced by BGDC. In the event of such an abandonment by BGDC, BGDC shall not be required to continue registration of shares requested by the Purchaser for inclusion and the Purchaser shall retain the right to request inclusion of shares as set forth above.

                         (y)  Each Purchaser shall have the right to request
inclusion of any of their Conversion Shares in a BGDC Registration Statement up to three times. In the event any BGDC Registration Statement is stopped or delayed prior to the completion of the distribution contemplated by said BGDC Registration Statement, then the Purchaser shall retain the right to request inclusion of shares as set forth above in subsequent BGDC Registration Statements.

                    (ii) Pacific agrees that in the event that the Exchange Right is exercised and Pacific elects to pay all or a portion of the Exchange Purchase Price (as defined in the Term Sheet) through the issuance of Exchange Shares, Pacific shall file a Pacific Registration Statement including the Exchange Shares then held by the Purchaser and use its best efforts to effect the registration, qualifications or compliances (including, without limitation, the execution of any required undertaking to file post-effective amendments, appropriate qualifications or exemptions under applicable blue sky or other state securities laws and appropriate compliance with applicable securities laws, requirements or regulations) as may be so reasonably requested and as would permit or facilitate the sale and distribution of all Exchange Shares and will maintain such compliance with each such Federal and state law and regulation of any governmental authority for the period necessary for the holder to effect the proposed sale or other disposition. Notwithstanding the foregoing, Pacific will not be obligated to enter into any underwriting agreement for the sale of any of the Exchange Shares.

               (f) FORM D FILING. The Companies shall file five copies of a Notice of Sales of Securities on Form D with the SEC no later than 15 days after the first Closing Date. The Companies shall file promptly such amendments to such Notices on Form D as shall become necessary and shall also comply with any filing requirement imposed by the laws of any state or jurisdiction in which offers and sales are made. The Companies shall furnish the Placement Agent with copies of all such filings.

               (g) PRESS RELEASES, ETC. Except as otherwise required by applicable law or the rules of a regulatory body, neither of the Companies shall, during the period commencing on the date hereof and ending 30 days after the Final Closing Date, issue any press release or other communication, make any written or oral statement to any media organization or publication or hold any press conference, presentation or seminar, or engage in any other publicity with respect to either of the Companies, its financial condition, results of operations, business, properties, assets, or liabilities, or the Offering, without the prior written consent of the Placement Agent. Upon the request of the Placement Agent, which consent shall not be unreasonably withheld, the Companies shall make a Rule 135c (under the Act) announcement with respect to the commencement of the Offering.

               (h) PUBLIC DOCUMENTS. If applicable, following the Final Closing Date of the Offering, and for a period of five years thereafter, both Companies will furnish to the Placement Agent: (i) as soon as practicable (but in the case of the annual report of the Companies to its stockholders, within 120 days after the end of each fiscal year of the Companies) one copy of: (A) its annual report to its stockholders (which annual report shall contain financial statements audited in accordance with generally accepted accounting principles in the United States of America by a firm of certified public accountants of recognized standing), (B) if not included in substance in its annual report to stockholders, its annual report on Form 10-K, (C) each of its quarterly reports to its stockholders, and if not included in substance in its quarterly reports to stockholders, its quarterly report on Form 10-Q, (D) each of its current reports on Form 8-K, and (E) a copy of any BGDC or Pacific Registration Statement described in Article V of the Subscription Agreement, (the foregoing, in each case, excluding exhibits); and (ii) upon reasonable request, all exhibits excluded by the parenthetical to the immediately preceding clause 5(h)(i)(E) and all other information that is generally available to the public. In addition, upon reasonable request the Companies will meet with the Placement Agent or its representatives to discuss all information relevant for disclosure in any Registration Statement covering shares purchased by Purchasers from the Companies and offered by them for resale and will cooperate in any reasonable investigation undertaken by the Placement Agent for the purpose of confirming the accuracy of the Registration Statement, including the production of information at the Companies' offices.

               (i) RESTRICTIONS ON SECURITIES. During the 18 months following the Final Closing Date, neither of the Companies shall, without the prior written consent of the Placement Agent, offer or sell any of its securities in reliance on Regulation S of the Act. During the 18-month period following the date hereof, the Placement Agent shall have the right of first refusal to act as placement agent for the offering of any securities of either of the Companies other than through employee benefit plans. Except as otherwise contemplated hereby, during the 18-month period following the completion of the Offering, neither of the Companies will extend the expiration date or lower the exercise or the conversion price of any options, warrants, convertible securities or other security purchase rights without the prior written consent of the Placement Agent.

               (j) FINANCIAL ADVISORY AGREEMENT. Upon the Final Closing Date, BGDC and the Placement Agent will enter into an engagement agreement (the "Financial Advisory Agreement") whereby the Placement Agent will act as BGDC's financial advisor. Such engagement will provide that the Placement Agent (i) receive a retainer commencing upon the Final Closing Date, in an amount equal to three thousand dollars ($3,000) per month (minimum engagement of 24 months),
(ii) out-of-pocket expenses and (iii) standard cash and equity success fees in the event that the Placement Agent or any of its affiliates assists the Companies in connection with financings, business combinations, technology acquisitions and/or strategic transactions. In addition, pursuant to the Financial Advisory Agreement, BGDC will sell to the Placement Agent and/or its designees, for $.001 per warrant, warrants (the "Advisory Warrants") to acquire a number of newly issued Units equal to 15% of the Units issued in the Offering, exercisable for a period of 10 years commencing six months after the Closing Date at an exercise price equal to 110% of the initial offering price of the Units. The Preferred Stock underlying the Placement Warrants shall be entitled to (A) the rights, preferences and privileges set forth in the

Certificate of Designation attached to the Term Sheet as Exhibit B, (B) the rights set forth in Article VI of the Subscription Agreement and shall accrue dividends from the date of initial issuance of the Preferred Stock regardless of the date on which the Advisory Warrants are exercised. In addition, the Conversion Shares issuable upon conversion of the Preferred Stock underlying the Placement Warrants shall be entitled to the registration rights as described in
Article V of the Subscription Agreement. The securities underlying the Placement Warrants shall not be subject to redemption by BGDC nor shall they be callable or mandatorily convertible by BGDC. The Advisory Warrants shall not be transferred, sold, assigned or hypothecated for a period of six months; provided, however, that the Placement Agent may assign in whole or in part during such period to any NASD member participating in the Offering, any officer or employee of the Placement Agent, or any such NASD member. The Advisory Warrants shall contain a cashless exercise feature, a promissory note exercise feature and antidilution provisions.


               (k) NO OFFERINGS. Pending completion or termination of the Offering in accordance with the terms of this Agreement, the Companies agree not to enter into an agreement (whether binding or not) with any other person or entity relating to a possible public or private offering or placement of its securities (other than in connection with a corporate partnership, strategic alliance or government funding) or any other transaction which would prevent the consummation of the Offering.

               (l) LOCK-UP AGREEMENT. If requested by the Placement Agent, each of the Companies will use their best efforts to obtain from its directors and executive officers, as well as from beneficial owners of five percent (5%) or more of the each Companies' respective common stock, an agreement that, for a period of 12 months from the Final Closing Date in the case of Pacific and 12 months from an IPO or a Trading Event (as defined in the Term Sheet) in the case of BGDC (or such longer period of time as may be requested by the managing underwriter), they will not sell, assign or transfer any of their shares of the Companies' respective securities without the Placement Agent's prior written consent.


               (m) NO STATEMENTS. The Companies shall not use the name of the Placement Agent or any officer, director, employee or shareholder thereof without the express written consent of the Placement Agent and such person.


          6.   INDEMNIFICATION.

               (a) Each of the Companies agrees to indemnify and hold harmless the Placement Agent and each Selected Dealer, if any, and their respective partners, affiliates, shareholders, directors, officers, agents, advisors, representatives, employees, counsel and controlling persons within the meaning of the Act (a "Paramount Indemnified Party") from and against any and all losses, liabilities, claims, damages and expenses whatsoever (and all actions in respect thereof), and to reimburse such Paramount Indemnified Party for legal fees and related expenses as incurred (including, but not limited to the costs of giving testimony or furnishing documents in response to a subpoena or otherwise, the costs of investigating, preparing, pursuing or defending any such action or claim whether or not pending or threatened, whether or not resulting in any liability, and whether or not the Placement Agent or any Paramount Indemnified Party is a party thereto), insofar as such losses, liabilities, claims, damages or expenses arise out of, relate to, whether or not resulting in any liability, are in incurred in connection with or are in any way a result of (i) the engagement of the Placement Agent pursuant to this Agreement and in connection with the transactions contemplated by this Agreement and the other Offering Documents (the "Engagement"), including any modifications or future additions to such Engagement and related activities prior to the date hereof, (ii) any act by the Placement Agent or any Paramount Indemnified Party taken in connection with the Engagement, (iii) a breach of any representation, warranty, covenant, or agreement of the Companies contained in this Agreement, (iv) the employment by either of the Companies of any device, scheme or artifice to defraud, or the engaging by either of the Companies in any act, practice or course of business which operates or would operate as a fraud or deceit, or any conspiracy with respect thereto, in connection with the sale of the Units, or (v) any untrue statement or alleged untrue statement of a material fact contained in the Offering Documents or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that neither of the Companies will be liable in any such case if and to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Paramount Indemnified Party in writing specifically for use in the Offering Documents;

               (b) Each of the Companies agrees to indemnify and hold harmless a Paramount Indemnified Party to the same extent as the foregoing indemnity, and subject to the limitations set forth therein, against any and all loss, liability, claim, damage and expense whatsoever directly arising out of the exercise by any person of any right under the Act or the Exchange Act or the securities or Blue Sky laws of any state on account of violations of the representations, warranties or agreements set forth in Section 2 hereof.

               (c) The Placement Agent agrees to indemnify and hold harmless each of the Companies, each of the Companies' respective directors, officers, employees, counsel, advisors, representatives and agents and controlling persons within the meaning of the Act (a "Company Indemnified Party") and each and all of them, to the same extent as set forth in Section 6(a)(v) of the foregoing indemnity from the Companies to the Placement Agent, but only with reference to information, relating to the Placement Agent, furnished in writing to the Companies by the Placement Agent specifically for inclusion in the Offering Documents and only to the extent that any losses, claims, damages, and liabilities in respect of which indemnification is claimed are finally judicially determined to have resulted primarily and directly from the bad faith or gross negligence of the Placement Agent.

               (d) Promptly after receipt by a person entitled to indemnification pursuant to subsection (a), (b), or (c) (an "indemnified party") of this Section of notice of the commencement of any action, the indemnified party will, if a claim in respect thereof is to be made against a person granting indemnification (an "indemnifying party") under this Section, notify in writing the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to the indemnified party otherwise than under this Section. In case any such action is brought against an indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to the indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party or (ii) the named parties to any such action (including any impleaded parties) include both the indemnified party or parties and the indemnifying party and, in the judgment of the indemnified party, it is advisable for the indemnified party or parties to be represented by separate counsel in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party or parties, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the indemnified party or parties (plus local counsel). No settlement, compromise, consent to entry of judgment or other termination of any action (collectively, "Terminations") in respect of which a Paramount Indemnified Party may seek indemnification hereunder (whether or not any Paramount Indemnified Party is a party thereto) shall be made without the prior written consent of the Paramount Indemnified Party, which such consent may be withheld at the sole discretion of such Paramount Indemnified Party, provided, however, that the foregoing requirement of prior written consent for Terminations shall not apply to the Placement Agent who may agree to such Terminations on behalf of a Paramount Indemnified Party without the prior written consent of any Paramount Indemnified Party.

               (e) Notwithstanding any of the provisions of this Agreement, the aggregate indemnification or contribution of the Placement Agent for or on account of any losses, claims, damages, liabilities or actions under this
Section 6, Section 7 or any other applicable section of this Agreement, SHALL NOT exceed the Cash Commissions actually paid to the Placement Agent. The respective indemnity and contribution agreements by each of the Companies and the Placement Agent contained in subsections (a), (b), (c) and (d) of this
Section 6 and Section 7, and the covenants, representations and warranties of each of the Companies and the Placement Agent set forth in Sections 1, 2, 3, 4 and 5 shall remain operative and in full force and effect regardless of (i) any investigation made by the Placement Agent, on the Placement Agent's behalf or by or on behalf of any person who controls the Placement Agent, the Companies or any controlling person of either of the Companies or any director or officer of either of the Companies, (ii) acceptance of any of the Units and payment therefor or (iii) any termination of this Agreement, and shall survive the delivery of the Units, and any successor of the Placement Agent or of either of the Companies or of any person who controls the Placement Agent or either of the Companies, as the case may be, shall be entitled to the benefit of such respective indemnity and contribution agreements. The respective indemnity and contribution agreements by each of the Companies and the Placement Agent contained in subsections (a), (b) and (c) of this Section 6 and Section 7 shall be in addition to any liability which the Companies and the Placement Agent may otherwise have.

          7.   CONTRIBUTION.

               (a) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 6 but it is found in a final judicial determination, by a court of competent jurisdiction, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act, or otherwise, then each of the Companies (including for this purpose any contribution made by or on behalf of any officer, director, employee or agent for each of the Companies, or any controlling person of either of the Companies), on the one hand, and the Placement Agent and any Selected Dealers (including for this purpose any contribution by or on behalf of an indemnified party), on the other hand, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Companies, on the one hand, and the Placement Agent and the Selected Dealers, on the other hand; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Companies and the Placement Agent and the Selected Dealers in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered. In no case shall the Placement Agent or a Selected Dealer be responsible for a portion of the contribution obligation in excess of the compensation received by it pursuant to Section 4 hereof or the Selected Dealer Agreement, as the case may be. No person guilty of a fraudulent misrepresentation shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls the Placement Agent or a Selected Dealer within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, stockholder, employee and agent of the Placement Agent or a Selected Dealer, shall have the same rights to contribution as the Placement Agent or the Selected Dealer, and each person, if any who controls either of the Companies within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, employee and agent of either of the Companies, shall have the same rights to contribution as the Companies, subject in each case to the provisions of this Section 7. Anything in this Section 7 to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 7 is intended to supersede any right to contribution under the Act, the Exchange Act, or otherwise.

          8.   MISCELLANEOUS.

               (a) SURVIVAL. Any termination of the Offering without any Closing shall be without obligation on the part of any party except that the provisions regarding fees and expenses contained in Section 5(b), the indemnification provided in Section 6 hereof and the contribution provided in
Section 7 hereof shall survive any termination and shall survive any Closing.

               (b) REPRESENTATIONS, WARRANTIES AND COVENANTS TO SURVIVE DELIVERY. Except as provided in Section 8(a), the respective representations, warranties, indemnities, agreements, covenants and other statements of either of the Companies and the Placement Agent as of the date hereof shall survive execution of this Agreement and delivery of the Units and the termination of this Agreement.

               (c) NO OTHER BENEFICIARIES. This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective successors and controlling persons, and no other person, firm or corporation shall have any third-party beneficiary or other rights hereunder.

               (d) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of New York without regard to conflict of law provisions. Any disputes between the parties hereto shall be settled by binding arbitration in New York, New York.

               (e) COUNTERPARTS. This Agreement may be signed in counterparts with the same effect as if both parties had signed one and the same instrument.

               (f) NOTICES. Any communications specifically required hereunder to be in writing, if sent to the Placement Agent, shall be mailed, delivered and confirmed to it at Paramount Capital, Inc., 787 Seventh Avenue, New York,
New York, 10019, Attn: Michael S. Weiss and if sent to BGDC or Pacific, shall be mailed, delivered or telegraphed and confirmed to it at 6730 Mesa Ridge Road, San Diego, California 92121 Attn: H. Laurence Shaw, M.D.

               (g) TERMINATION. Subject to the general survival provisions contained in Sections 8(a) and 8(b) and payment of all amounts due to the Placement Agent, this Agreement may be terminated by either party prior to any Closing upon written notice to the other party.

               (h) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the matters herein referred and supersedes all prior agreements and understandings, written and oral, between the parties with respect to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver or termination is sought.

               (i) INDEPENDENT CONTRACTOR. The Placement Agent shall act as an independent contractor and nothing contained herein or otherwise shall be construed to create any partnership or joint venture between the Placement Agent and each of the Companies.

               (j) HEADINGS. The headings and captions of the various subdivisions of this Agreement are for convenience or reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

          If you find the foregoing is in accordance with our understanding, kindly sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between us.

                                        Very truly yours,

                                        B-G Development Corporation


                                        By:  /s/ H. LAURENCE SHAW, M.D.
                                             ------------------------------
                                        Name:     H. Laurence Shaw, M.D.
                                        Title:    Chief Executive Officer


                                        Pacific Pharmaceuticals, Inc.


                                        By:  /s/ H. LAURENCE SHAW, M.D.
                                             ------------------------------
                                        Name:     H. Laurence Shaw, M.D.
                                        Title:    Chief Executive Officer


Agreed to by:

PARAMOUNT CAPITAL, INC.


By: /s/ LINDSAY A. ROSENWALD, M.D.
    --------------------------------
Name:     Lindsay A. Rosenwald, M.D.
Title:    Chairman

                                                       EXHIBIT A


                                         [ ]

                                OFFICERS' CERTIFICATE

                                   [Month] __, 1997

          I, H. Laurence Shaw, M.D. certify that I am the Chief Executive Officer of both B-G Development Corporation ("BGDC") and Pacific Pharmaceuticals, Inc. ("Pacific"), each a Delaware corporation (the "Companies"), and that, as such, I am authorized to execute this certificate on behalf of the Companies. All capitalized terms used herein but not otherwise defined herein shall the meanings ascribed to such terms in the Placement Agency Agreement (as defined below). Reference is made herein to the closing held on [DATE] (the "Closing Date"). In connection with the offering and sale of up to 60 units (the "Units") with an option in favor of the Placement Agent to offer up to an additional 40 Units to cover over-allotments at a purchase price equal to $100,000 per Unit, with each Unit consisting of 50,000 shares of Series A Convertible Exchangeable Preferred Stock of the BGDC, stated value $2.00 per share. I do hereby certify that I have carefully examined all of the Offering Documents (as defined in the Placement Agency Agreement dated as of March __, 1998 (the "Placement Agency Agreement") between each of the Companies and Paramount Capital, Inc. ("Paramount"), and do hereby further certify that:

          1. All of the representations and warranties of each of the Companies contained in the subscription agreements (the "Subscription Agreements") between the Companies and the purchasers (the "Purchasers") of the Units of Series A Convertible Exchangeable Preferred Stock (the "Preferred Stock") of BGDC contemplated by the Companies's Confidential Term Sheet, dated March __, 1998, as supplemented and amended, (the "Term Sheet") are true and correct in all respects on the Closing Date with the same force and effect as if made on and as of the Closing Date, and each of the Companies has performed all covenants and agreements and has satisfied all conditions in the Subscription Agreements to be performed or satisfied on its part before the Closing Date in all respects.

          2. The Term Sheet does not contain any untrue statement of a fact or omit to state any fact required to be stated in order to make the statements therein not misleading as of the Closing Date. Since the date of the Term Sheet, no event has occurred concerning which information is required to be contained in an amended or supplemented Term Sheet concerning which such information is not contained therein.

          3. All of the representations and warranties of each of the Companies contained in the Placement Agency Agreement are true and correct in all respects on the Closing Date, and each of the Companies has performed all covenants and agreements and has satisfied all conditions contained in the Agency Agreement to be performed and satisfied on its part at or prior to the Closing Date in all respects.

          4. All of the representations and warranties of each of the Companies contained in each of the other Offering Documents are true and correct in all respects on the Closing Date, and each of the Companies has performed all covenants and agreements and has satisfied all conditions contained in such Offering Documents to be performed and satisfied on its part at or prior to the Closing Date in all respects.

          5. Since the date of the Term Sheet, there has been no material adverse change in the condition (financial or other), earnings, business, prospects or properties of either of the Companies and their subsidiaries, if any, taken as a whole, whether or not arising from transactions in the ordinary course of business, nor has there occurred any event required to be set forth in the Term Sheet, including, without limitation, in accordance with Section 1(b) of the Placement Agency Agreement.

          6. There is no litigation pending or threatened by or against either of the Companies, except as disclosed in the Term Sheet.

          7. Since [MONTH] __, 1997, Pacific has not offered to sell to, or solicited any offers to buy from any person, shares of capital stock of Pacific, except in connection with the Offering contemplated by the Term Sheet. Since its inception, BGDC has not offered to sell to, or solicited any offers to buy from any person other than Pacific, shares of capital stock of BGDC, except in connection with the Offering contemplated by the Term Sheet.


          8. Attached hereto as Exhibit A is a true, correct and complete copy of the each of the Companies' Certificates of Incorporation, as amended (the "Certificates"), which are in full force and effect and, except as otherwise provided herein, no amendment to such certificate has been approved by the Board of Directors or stockholders of either of the Companies or filed with the Delaware Secretary of State since [DATE]. As of the Closing Date, both of the Companies are duly incorporated and in good standing in the State of Delaware and have paid all fees and taxes due and payable on or prior to the Closing Date necessary for the maintenance or continuation of its corporate existence. As of the Closing Date, there are no proceedings or actions contemplated by either of the Companies, relating to the merger, liquidation, consolidation, or sale of all or substantially all of the assets or business of either of the Companies or which would otherwise threaten or impair either of the Companies' corporate existence.

          9. Attached hereto as Exhibit B is a true, correct and complete copy of the Bylaws of each of the Companies, as in full force and effect on the Closing Date and at all times from [__] through the Closing Date.

          10. As of the Closing Date, each of the Offering Documents is in the form authorized by the respective board of directors of the Companies pursuant to the resolutions set forth in Exhibit C.

          11. Attached hereto as Exhibit D is a true, correct and complete copy of the resolutions duly adopted by the unanimous approval of all of the members of the Board of Directors, including the independent members of each of the Companies' respective board of directors, which resolutions authorize the issuance and sale of the Units, the Preferred Stock underlying the Units, the Placement Warrants and Advisory Warrants and the Preferred Stock underlying the Placement Warrants and Advisory Warrants in accordance with the requirements of Delaware law, the Certificate and Bylaws of each of the Companies, which are the only resolutions adopted by the respective board of directors of each of the Companies or any committee thereof with respect to the offering and sale of the Units and the transactions relating thereto, and which have not been revoked, modified and amended or rescinded and are in full force and effect on the Closing Date.

          12. Attached hereto as Exhibit E are true, correct and complete specimens of the certificates representing the Preferred Stock heretofore approved and adopted by the board of directors of BGDC. Each of the certificates representing Preferred Stock delivered on the Closing Date to each of the Purchasers pursuant to the Subscription Agreements has been executed by the genuine or facsimile signature of officers of BGDC who have been duly elected or appointed, qualified and acting as such officers on the date such certificates were executed and delivered, all in accordance with the Certificate and Bylaws of BGDC and the requirements of applicable law.

          13. Attached hereto as Exhibit F is a true, correct and complete copy of the form of Placement Warrant and Advisory Warrant heretofore approved and adopted by the Board of Directors of BGDC. Each Placement Warrant and Advisory Warrant delivered on the date hereof to each of the holders pursuant to the Placement Agency Agreement, respectively, has been executed by the genuine or facsimile signature of officers of BGDC who have been duly elected or appointed, qualified and acting as such officers on the date such certificates were executed and delivered, all in accordance with the Certificate and Bylaws of BGDC and the requirements of applicable law.

          14. The minute books and records of each of the Companies, relating to all proceedings of the stockholders, the Board of Directors of each of the Companies and the Compensation Committee, the Audit Committee and the Nominating Committee of such Boards have been made available to Kramer, Levin, Naftalis & Frankel, counsel to Paramount, and, in such form, are the original minute books and records of each of the Companies. There have been no changes, alterations or additions in such minutes or records since their examination by counsel on behalf of Paramount.

          15. Each person who, as an officer or director of either of the Companies, signed any of the Offering Documents or any other document in connection with the offering and sale of the Preferred Stock, the Placement Warrants, the Advisory Warrants and the closing relating thereto was duly elected or appointed, qualified and acting as such officer or director at the respective times of the signing and delivery thereof and was duly authorized to sign such document on behalf of the Companies, and the signature of each such person appearing on each such document is the genuine signature of such officer, director or person duly appointed for the purpose of executing such documents under valid powers of attorney, and each individual who signed such signature pages, personally or by an attorney-in-fact, was then duly elected, qualified and acting as an officer or director of the Companies as stated therein.

          16. The following persons are, and have been at all times since [DATE], duly qualified and acting officers of either of the Companies, duly elected or appointed to the offices set forth opposite their respective names, and the signature opposite the name of each such officer is his or her, or a facsimile of his or her, authentic signature, and the seal affixed hereto is the duly adopted seal of the Companies:

     NAME                OFFICE                        SIGNATURE

[ ]                      Interim CEO              ___________________

[ ]                      Secretary                ___________________

[__]                     [__]                     ___________________

          This certificate is made for the benefit of, and may be relied upon by, Paramount, Kramer, Levin, Naftalis & Frankel, as counsel to Paramount, and each of the Purchasers.


          IN WITNESS WHEREOF, I have hereunto set forth my hand this __ day of [MONTH], 1998.

     [SEAL]



                                   By /s/ H. LAURENCE SHAW, M.D.
                                      ------------------------------------
                                   Name:     Dr. H. Laurence Shaw
                                   Title:    Chief Executive Officer
                                             B-G Development Corporation
                                             Pacific Pharmaceuticals, Inc.



EX10-41.WPD















                                         B-i